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                                                                   EXHIBIT 10.02


                    AMENDMENT TO RECAPITALIZATION AGREEMENT



             AMENDMENT dated as of October 12, 1995 among Gradall Industries, Inc. (the "Company"), MLGA Fund II, L.P. (the "Investor") and Jack D. Rutherford and David T. Shelby (each individually a "Stockholder" and collectively, the "Stockholders").


                             W I T N E S S E T H :


             WHEREAS, the parties hereto have heretofore entered into a Recapitalization Agreement dated as of September 15, 1995 (the "Agreement"); and

             WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

             NOW, THEREFORE, the parties hereto agree as follows:

             SECTION 1. DEFINITIONS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

             SECTION 2. AMENDMENT OF SECTION 2.2 OF THE AGREEMENT. (a) The parties agree that the adjustments to the Retired Shares Purchase Price contained in subsections 2.2(a)(i)(D), (F) and (G) and subsections 2.2(a)(ii)(A) and (C) relating to the estimation of Taxes and Tax Benefits of Gradall and its Subsidiaries as of the Closing Date shall not be made on the Closing Date and shall instead be made as such Taxes and Tax Benefits are paid or realized. The Investor shall (i) cause the Company to, and the Company shall, file all tax returns or other documents required to obtain the Tax Benefits at the earliest reasonably practicable date, (ii) provide Stockholders with copies of all such tax returns or other documents promptly upon the filing thereof, (iii) provide Stockholders with copies of
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all communications from or with the Internal Revenue Service or any other taxing authority relating to such tax returns or other documents and (iv) promptly notify the Stockholders of the receipt of any such Tax Benefits.

             (b)  Section 2.2(a)(i)(E) shall be amended to read as follows:

             "(E) all amounts set forth in Exhibit B which are paid to the Managers (excluding the value of any Common Stock transferred to such Managers) by Gradall or any Subsidiary of Gradall and all amounts set forth in Exhibit G which are paid to employees by Gradall or any Subsidiary of Gradall,"

             (c) Section 2.2(b) of the Agreement shall be amended to read as follows:

             "(b) As promptly as practicable after the filing of the relevant Tax returns, the Investor shall notify the Stockholders of the actual amount reflected on such returns of (i) the Taxes (A) payable by Gradall or any Subsidiary of Gradall as a consequence of the consummation of the transactions referred to in Exhibit F and (B) payable by Gradall or any of its Subsidiaries with respect to the Pre-Closing Periods described in clauses (F) and (G) of
Section 2.2(a) (the "Actual Tax Payments") and (ii) the Tax benefits received by Gradall or any Subsidiary of Gradall as a result of the payment by Gradall or any Subsidiary of Gradall of any amount referred to in clauses (i)(B), (C),
(D) and (E) of Section 2.2(a) (the "Actual Tax Benefits"). The amount equal to Actual Tax Payments MINUS Actual Tax Benefits is referred to herein as "Actual Net Taxes". The notice referred to in the first sentence of this Section 2.2(b) shall also indicate the difference between Actual Net Taxes and Estimated Net Taxes. If Actual Net Taxes, as certified by the Investor, exceed Estimated Net Taxes, the Stockholders shall, within two business days of receipt of the Investor's certification of such excess, deliver to the Investor, by wire transfer of immediately available funds to an account designated by the Investor, an amount equal to such excess plus interest (calculated on a daily basis) at a rate of 10% per annum which interest shall accrue on a daily basis from and after the date on which the relevant Tax returns are filed through the date of payment. If Estimated Net Taxes exceed Actual Net Taxes as certified by the Investor, Gradall shall, within two business days of delivery of its certification of such deficiency, deliver to the Stockholders, by wire transfer of immediately available funds to an account designated by the Stockholders, an amount equal to such deficiency plus interest (calculated as


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set forth in the preceding sentence) at a rate equal to 10% per annum.
Notwithstanding such payments, any further increase or decrease in the taxes payable as a consequence of the consummation of the transactions referred to in Exhibit F shall constitute a Loss which shall be indemnified under Section 8.5 hereof."

             SECTION 3. AMENDMENT OF EXHIBIT F, PART II OF THE AGREEMENT. The subsection entitled "Termination of Gradall Phantom Stock Agreement" of Exhibit F, Part II of the Agreement is amended to read as follows:

             "Raymond A. Imp's Performance Share Agreement with Gradall dated January 1, 1990 will be cancelled; Gradall shall pay International Consulting Management, Ltd. $3,000,000 in consideration of cancellation of a Management Agreement between such parties; and International Consulting Management, Ltd. will pay $3,000,000 (less required withholding) to Raymond A. Imp."

             SECTION 4. AMENDMENT TO SCHEDULE 3.11 TO THE AGREEMENT. Section A.(2) of Schedule 3.11 to the Agreement is amended to read as follows:

    "(2)     PERSONAL PROPERTY
             -----------------

             (a) Term Lease Master Agreement #3864013 between The Gradall Company and IBM Credit Corporation dated November 28, 1988 for lease of IBM equipment, including:

             (i)      Term Lease Supplement #156869 dated 12/30/92.

            (ii)      Term Lease Supplement #156861 dated 11/12/92.

           (iii)      Term Lease Supplement #156876 dated 12/30/92.

            (iv)      Term Lease Supplement #510619 dated January 20, 1993.

             (v)      Term Lease Supplement #510632 dated January 20, 1993.

            (vi)      Term Lease Supplement #C00212756 dated 5/2/95."






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             SECTION 5.  GOVERNING LAW.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.


             SECTION 6. COUNTERPARTS; EFFECTIVENESS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when each of the parties to the Agreement shall have executed counterparts hereof (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).


             SECTION 7. AGREEMENT REMAINS IN EFFECT. Except as amended hereby, the Agreement remains in full force and effect in accordance with its terms.






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             IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                      GRADALL INDUSTRIES, INC.



                                      By: /s/ Jack D. Rutherford
                                          ---------------------------
                                         Title:


                                      MLGA FUND II, L.P.



                                      By: MLGAL PARTNERS, as General
                                          Partner



                                      By: /s/ William C. Ughetta, Jr.
                                          ---------------------------
                                         Title:



                                      THE STOCKHOLDERS


                                       /s/ Jack D. Rutherford
                                      ----------------------------
                                      Jack D. Rutherford


                                       /s/ David T. Shelby
                                      ----------------------------
                                      David T. Shelby






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